Exhibit 99.1

Investor Contact
Stephen Pettibone
203-351-3500

One StarPoint Stamford, CT 06902 United States
Media Contact
KC Kavanagh
866-478-2777

STARWOOD REPORTS FIRST QUARTER

2016 RESULTS

STAMFORD, Conn. (May 3, 2016) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported first quarter 2016 financial results.

First Quarter 2016 Highlights

▪	Excluding special items, EPS from continuing operations was $0.70. Including special items, EPS from continuing operations was $0.53.
▪	Adjusted EBITDA was $281 million.
▪	Excluding special items, income from continuing operations was $118 million. Including special items, income from continuing operations was $90 million.
▪

Worldwide Systemwide REVPAR for Same-Store Hotels increased 1.0% in constant dollars (decreased 1.3% in actual dollars) compared to 2015. Systemwide REVPAR for Same-Store Hotels in North America increased 2.0% in constant dollars (increased 1.3% in actual dollars).

▪	Management fees, franchise fees and other income increased 6.7% compared to 2015. Core fees increased 4.2% compared to 2015.
▪	Earnings from Starwood’s vacation ownership and residential business decreased approximately $7 million compared to 2015.
▪	During the quarter, the Company signed 44 hotel management and franchise contracts, representing approximately 7,000 rooms and opened 18 hotels and resorts with approximately 3,700 rooms.
▪	During the quarter, the Company paid a quarterly dividend of $0.375 per share.
▪

During the quarter, the Company completed the sale of the Hotel Imperial, a Luxury Collection Hotel, Vienna for gross cash proceeds of approximately $80 million, subject to a long-term management agreement.

▪	On April 8, 2016, at special stockholder meetings, the stockholders of the Company and Marriott International, Inc. (“Marriott”) approved proposals relating to Marriott’s acquisition of the Company.
▪

On April 20, 2016, the stockholders of Interval Leisure Group, Inc. (“ILG”) approved the issuance of shares of ILG common stock in connection with the acquisition of Vistana Signature Experiences, Inc. (“Vistana”), the Company’s vacation ownership business, which is expected to be accomplished through a merger of Vistana with a wholly-owned subsidiary of ILG immediately following the spin-off of Vistana from the Company.

First Quarter 2016 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2016 of $0.53 compared to $0.58 in the first quarter of 2015. Excluding special items, EPS from continuing operations was $0.70 for the first quarter of 2016 compared to $0.65 in the first quarter of 2015.

Special items in the first quarter of 2016 consisted primarily of restructuring and other special charges of $39 million ($24 million after-tax). Special items in the first quarter of 2015 totaled a charge of $11 million (after-tax). Excluding special items, the effective income tax rate in the first quarter of 2016 was 34.4% compared to 32.5% in the first quarter of 2015, primarily due to the mix and timing of pretax income.

Income from continuing operations was $90 million in the first quarter of 2016, compared to $99 million in the first quarter of 2015. Excluding special items, income from continuing operations was $118 million in the first quarter of 2016 compared to $110 million in the first quarter of 2015.

Net income was $90 million and $0.53 per share in the first quarter of 2016, compared to $99 million and $0.58 per share in the first quarter of 2015.

Thomas Mangas, Chief Executive Officer of the Company said, “We had a very strong quarter, despite facing a tough macroeconomic environment and the distraction of a very public bidding war for our company.  Thanks to the hard work, dedication and perseverance of our highly talented associates around the world, we delivered adjusted EBITDA and EPS well ahead of our expectations.

“We achieved these results by staying focused on execution.  With REVPAR in-line with our expectations and solid net rooms growth, we experienced the highest core fees growth in the last six quarters.  Our strong pace of development continued in the first quarter, with 18 hotels opened and 44 new hotels signed, the highest level of signings in a first quarter since 2007. Our hotels outperformed the competition, increasing REVPAR Index across our three divisions, with strong REVPAR index performance at Sheraton in particular.

“Our results speak to the strength of our people, our brands and innovative spirit, the value of SPG and the power of our global systems.”

Alan Schnaid, Chief Financial Officer of the Company said, “Our outlook for the rest of 2016 remains strong.  We are maintaining our expectations for full year REVPAR growth and increasing our guidance ranges for both EBITDA and EPS.  With the impending completion of the spin-off of our vacation ownership business and its subsequent merger with ILG, we will take another significant step toward becoming asset light, as well as achieving an important  milestone toward the completion of our merger with Marriott.  As we look ahead, we remain bullish on the prospects for global hospitality, and believe that the future of our company combined with Marriott is especially bright.”

First Quarter 2016 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 1.0% in constant dollars (decreased 1.3% in actual dollars) compared to the first quarter of 2015. International Systemwide REVPAR for Same-Store Hotels decreased 0.2% in constant dollars (decreased 4.4% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	2.0%	1.3%
Latin America	(3.2)%	(3.2)%
Asia Pacific:
Greater China	0.5%	(3.3)%
Rest of Asia	5.0%	(1.8)%
Europe, Africa & Middle East:
Europe	1.0%	(5.3)%
Africa & Middle East	(7.0)%	(9.1)%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	0.6%	(2.1)%
W Hotels	(2.1)%	(3.7)%
Westin	3.8%	1.6%
Sheraton	0.0%	(2.3)%
Le Méridien	0.5%	(2.8)%
Four Points by Sheraton	(1.0)%	(3.9)%
Aloft	2.8%	1.1%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 15 basis points compared to 2015. International gross operating profit margins for Same-Store Company-Operated properties increased approximately 40 basis points. North American Same-Store Company-Operated gross operating profit margins decreased approximately 20 basis points.

Management fees, franchise fees and other income were $256 million, up $16 million, or 6.7% compared to the first quarter of 2015. Core fees increased 4.2% to $199 million. Other management and franchise revenues increased 20.0% or $9 million, primarily due to fees associated with the termination of certain franchise contracts during the quarter.

Development

During the first quarter of 2016, the Company signed 44 hotel management and franchise contracts, representing approximately 7,000 rooms, of which 32 are new builds and 12 are conversions from other brands. At March 31, 2016, the Company had approximately 540 hotels in the active pipeline representing approximately 118,000 rooms.

During the first quarter of 2016, 18 new hotels and resorts (representing approximately 3,700 rooms) entered the system, including The Element Amsterdam, (Netherlands, 160 rooms), Aloft Boston Seaport (Massachusetts, 330 rooms), The Westin Doha Hotel & Spa (Qatar, 365 rooms), The Westin at The Woodlands (Texas, 302 rooms) and The Sheraton Cascais Resort (Portugal, 146 rooms). During the quarter, seven properties (representing approximately 1,300 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 5.3% in constant dollars (increased 2.3% in actual dollars) when compared to 2015. REVPAR at Starwood Same-Store Owned Hotels in North America increased 5.4% in constant dollars (increased 2.6% in actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR increased 5.0% in constant dollars (increased 1.9% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 4.9% in constant dollars (increased 1.9% in actual dollars) while costs and expenses increased 1.0% in constant dollars (decreased 2.0% in actual dollars) when compared to 2015. Margins at these hotels increased approximately 330 basis points compared to 2015.

Revenues at Starwood Same-Store Owned Hotels in North America increased 4.6% in constant dollars (increased 1.7% in actual dollars) while costs and expenses increased 2.2% in constant dollars (decreased 0.5% in actual dollars) when compared to 2015. Margins at these hotels increased approximately 190 basis points compared to 2015.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 5.3% in constant dollars (increased 2.0% in actual dollars) while costs and expenses decreased 0.8% in constant dollars (decreased 4.4% in actual dollars) when compared to 2015. Margins at these hotels, which include the favorable impact of the devaluation of the Argentinian Peso, increased approximately 550 basis points compared to 2015.

Revenues at Owned Hotels, which were negatively impacted by asset sales since the first quarter of 2015, were $265 million, compared to $316 million in 2015. Expenses at Owned Hotels were $217 million compared to $262 million in 2015.

Vacation Ownership and Residential

Vacation ownership and residential revenues for the three months ended March 31, 2016 decreased 1.1%, to $185 million, compared to the corresponding period in 2015, primarily driven by a $26 million decrease in revenues recognized under the percentage of completion method and other deferrals. This amount was partially offset by an increase in originated contract sales of vacation ownership intervals of $22 million, primarily driven by the sales launch of the Westin Nanea Ocean Villas in late 2015 as well as sales of the Sheraton Flex product. The number of contracts signed increased 14.8% and the average price per vacation ownership unit sold increased 10.5% to approximately $18,100.

Selling, General, Administrative and Other

During the first quarter of 2016, selling, general, administrative and other expenses (“SG&A”) decreased 5.5% to $86 million compared to $91 million in 2015 including the impact of various cost savings initiatives announced in 2015.

Capital

Gross capital spending during the quarter included approximately $24 million of maintenance capital and $59 million of development capital.

Asset Sales

During the first quarter of 2016, the Company completed the sale of the Hotel Imperial, a Luxury Collection Hotel, Vienna for gross cash proceeds of approximately $80 million, subject to a long-term management agreement.

Restructuring and Other Special Charges

During the first quarter of 2016, the Company recorded an $8 million restructuring charge primarily related to the Company’s cost savings initiatives announced in 2015. The Company also recorded $31 million of other special charges primarily consisting of $19 million in costs associated with the Marriott transaction and $7 million in costs associated with the ILG transaction.

Dividend

On February 25, 2016, the Company declared a regular quarterly dividend of $0.375 per share, which was paid on March 28, 2016 to stockholders of record as of March 14, 2016. The total dividends paid in the first quarter of 2016 were approximately $63 million.

Balance Sheet

At March 31, 2016, the Company had gross debt of $2.3 billion, cash and cash equivalents of $1.2 billion (including $64 million of restricted cash) and net debt of $1.1 billion, compared to net debt of $1.1 billion as of December 31, 2015, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at March 31, 2016, including $156 million of debt and $8 million of restricted cash associated with securitized vacation ownership notes receivable, was $1.3 billion.

ILG Transaction

On April 20, 2016, the stockholders of ILG approved the proposal necessary for the acquisition of Vistana. The Company and certain of its subsidiaries will engage in a series of transactions in which certain assets and liabilities will be (a) sold directly to one or more subsidiaries of ILG, or (b) otherwise conveyed pursuant to an internal restructuring to Vistana and entities that will become Vistana subsidiaries. Immediately thereafter, all of the shares of common stock of Vistana will be distributed on a pro rata basis to the Company’s stockholders and unitholders of SLC Operating Limited Partnership, and immediately thereafter Vistana will merge with a wholly-owned subsidiary of ILG. Immediately following the completion of the ILG transaction, the Company’s stockholders will own approximately 55% of the outstanding shares of ILG on a fully-diluted basis, and the existing shareholders of ILG will own approximately 45% of ILG on a fully-diluted basis.

On April 29, 2016, ILG and the Company announced a brief delay in the planned closing of ILG’s acquisition of Vistana, while both companies work to avoid unnecessary tax withholding under the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA), as discussed in the Company’s and ILG’s Current Reports on Form 8-K, which were filed with the U.S. Securities and Exchange Commission on April 19, 2016. The companies are working to finalize the procedures to identify which shareholders are properly subject to this withholding. The acquisition was previously expected to close on April 30, 2016, and is now expected to close in May, subject to satisfaction or waiver of customary closing conditions.

Marriott Transaction

On April 8, 2016, the Company and Marriott held special stockholder meetings at which the stockholders of the Company and Marriott approved proposals relating to Marriott’s acquisition of the Company. At closing, the Company’s stockholders will receive 0.80 shares of Marriott common stock and $21.00 in cash for each share of the Company’s common stock. The transaction remains on track to close in mid-2016 and is subject to remaining regulatory approvals, including in the European Union and China, and the satisfaction of other customary closing conditions.

Outlook

▪

The improvement in the Company’s 2016 EBITDA outlook is driven primarily by the timing of the spin-off of the Company’s vacation ownership business (previous guidance assumed April 1, 2016), favorable shifts in foreign exchange rates compared to prior guidance and the expected improvement in performance at owned properties.

▪

The following outlook assumes the spin-off of the vacation ownership business and subsequent merger with ILG occurred as of April 30, 2016.  Transaction costs related to the ILG and Marriott transactions are not included in full year SG&A guidance. While the Company continues to expect that the Marriott transaction will close in mid-2016, the following guidance assumes that the Company remains an independent company through the end of 2016.

For the full year 2016:

▪	Adjusted EBITDA is expected to be approximately $1.150 billion to $1.165 billion (based on the assumptions below).
▪	REVPAR at Same-Store Systemwide Hotels Worldwide is expected to be up 2% to 4% in constant dollars (approximately 60 basis points lower in actual dollars at current exchange rates).
▪	REVPAR at Same-Store Owned Hotels Worldwide is expected to be up 2% to 4% in constant and actual dollars.
▪	Margins at Same-Store Owned Hotels Worldwide are expected to increase 100 to 150 basis points.
▪	Core fees are expected to increase approximately 5.5% to 7.5%.
▪

Management fees, franchise fees and other income are expected to increase approximately 6% to 8%, including approximately $27 million related to eight months of license fees from the vacation ownership business following the ILG transaction.

▪

Earnings from the Company’s vacation ownership and residential business of approximately $65 million to $70 million, consisting of approximately $59 million of vacation ownership earnings in the first four months of 2016 and approximately $6 million to $11 million of residential earnings.

▪	SG&A is expected to be favorable by 3% to 5% compared to 2015.
▪	Net rooms growth is expected to be approximately 4% to 5%.
▪	Shifts in exchange rates since 2015 will negatively impact full year earnings by approximately $1 million if exchange rates stay at current levels.
▪

Owned earnings are negatively impacted by approximately $38 million due to asset sales completed in 2015, with additional negative impact of approximately $21 million expected due to lost earnings from the five hotels to be transferred to ILG in connection with the ILG transaction.  Owned earnings are negatively impacted by approximately $2 million due to asset sales completed in 2016.

▪	Depreciation and amortization is expected to be approximately $280 million.
▪	Interest expense is expected to be approximately $115 million.
▪	Full year effective tax rate is expected to be approximately 33.0%, and cash taxes from operating earnings are expected to be approximately $155 million.
▪	EPS before special items is expected to be approximately $3.00 to $3.06 (based on the assumptions above).
▪

Cash flow from operations is expected to be approximately $800 million to $900 million (based on the assumptions above).  Cash flow from operations includes the investment in vacation ownership inventory of $70 million (for the first four months of 2016 only).

▪

Full year capital expenditures (excluding vacation ownership inventory) are expected to be approximately $200 million for maintenance, renovation and technology.  In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $120 million.

For the three months ended June 30, 2016:

▪	Adjusted EBITDA is expected to be approximately $275 million to $285 million (based on the assumptions below).
▪	REVPAR at Same-Store Systemwide Hotels Worldwide is expected to increase 2% to 4% in constant dollars (approximately 50 basis points lower in actual dollars at current exchange rates).
▪	REVPAR at Same-Store Owned Hotels Worldwide is expected to increase 2% to 4% in constant dollars (approximately 10 basis points lower in actual dollars at current exchange rates).
▪	Core fees are expected to increase approximately 3% to 5%.
▪	Management fees, franchise fees and other income are expected to increase approximately 6% to 8%.
o	Earnings from the Company’s vacation ownership and residential business are expected to be approximately $15 million to $20 million.
▪	EPS before special items is expected to be approximately $0.69 to $0.74 (based on the assumptions above).

Special Items

The Company’s special items included a pre-tax charge of $37 million ($28 million after-tax) in the first quarter of 2016 compared to a pre-tax charge of $13 million ($11 million after-tax) in the same period of 2015.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

	Three Months Ended
	March 31,
	2016	2015
Income from continuing operations before special items	$118	$110
EPS before special items	$0.70	$0.65
Special Items
Restructuring and other special (charges) credits, net (a)	(39)	(31)
Gain (loss) on asset dispositions and impairments, net (b)	2	14
Gain on sale of an unconsolidated joint venture hotel (c)	—	4
Total special items – pre-tax	(37)	(13)
Income tax benefit for special items (d)	16	—
Income tax benefit (expense) - other non-recurring items (e)	(7)	2
Total special items – after-tax	(28)	(11)
Income from continuing operations	$90	$99
EPS including special items	$0.53	$0.58

a)

During the three months ended March 31, 2016, the net charge primarily relates to $19 million in costs associated with the Marriott transaction, $7 million in costs associated with the ILG transaction, and $8 million in costs related to the Company’s cost savings initiatives announced in 2015. During the three months ended March 31, 2015, the net charge relates to $15 million in severance costs, including $7 million associated with the resignation of the Company’s former CEO, the establishment of a $6 million reserve related to potential liabilities assumed in connection with the 2005 acquisition of Le Méridien, and $6 million in costs associated with the ILG transaction.

b)

During the three months ended March 31, 2016, the net benefit primarily relates to the reduction of an obligation associated with a previous disposition. During the three months ended March 31, 2015, the net benefit primarily relates to the sale of a minority partnership interest in a hotel.

c)

During the three months ended March 31, 2015, the net benefit relates to a gain recognized on the sale of a hotel by a joint venture in which the Company holds a minority interest. This gain is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

d)	During the three months ended March 31, 2016, the net benefit relates to tax benefits on the pre-tax special items.
e)

During the three months ended March 31, 2016 the net charge primarily relates to hurricane Odile insurance proceeds partially offset by a favorable change in tax reserves. During the three months ended March 31, 2015, the net benefit primarily relates to the change in tax reserves.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations.  The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Due to the planned merger with Marriott, the Company will not host a conference call for its first quarter financial results.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). All references to net capital expenditures mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits) and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels. All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees. All references to core fees represent total management and franchise fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 1,300 properties in some 100 countries and approximately 188,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences under the renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Tribute Portfolio™, Four Points® by Sheraton, Aloft®, and Element®, along with an expanded partnership with Design Hotels™. The Company also boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®). Visit www.starwoodhotels.com for more information and stay connected @starwoodbuzz on Twitter and Instagram and facebook.com/Starwood. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Cautionary Statement Regarding Forward Looking Statements

This communication includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (“SEC”) in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding Starwood’s and Marriot’s expectations, beliefs, hopes, intentions or strategies regarding the future. Among other things, these forward-looking statements may include statements regarding the proposed combination of Starwood and Marriott; our beliefs relating to value creation as a result of a potential combination with Marriott; the expected timetable for completing the transactions; benefits and synergies of the transactions; future opportunities for the combined company; and any other statements regarding Starwood’s and Marriott’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with associates and labor unions, our ability to consummate potential acquisitions or dispositions or realize the anticipated benefits of such transactions, and those disclosed as risks in other reports filed by us with the SEC, including those described in Part I of our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K as well as on Marriott’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K and those discussed in the joint proxy statement/prospectus included in the registration statement on Form S-4 (Reg. No. 333-208684) filed by Marriott with the SEC on December 22, 2015 and the amendments thereto. Other risks and uncertainties include the timing and likelihood of completion of the proposed transactions between Starwood and Marriott, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transactions that could reduce anticipated benefits or cause the parties to abandon the transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses of Starwood and Marriott will not be integrated successfully; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed transactions do not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management's opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended
	March 31,
	2016	2015	% Variance
Revenues
Owned, leased and consolidated joint venture hotels	$265	$316	(16.1)
Vacation ownership and residential sales and services	185	187	(1.1)
Management fees, franchise fees and other income	256	240	6.7
Other revenues from managed and franchised properties (a)	698	672	3.9
	1,404	1,415	(0.8)
Costs and Expenses
Owned, leased and consolidated joint venture hotels	217	262	17.2
Vacation ownership and residential	142	137	(3.6)
Selling, general, administrative and other	86	91	5.5
Restructuring and other special charges (credits), net	39	31	(25.8)
Depreciation	62	62	—
Amortization	8	7	(14.3)
Other expenses from managed and franchised properties (a)	698	672	(3.9)
	1,252	1,262	0.8
Operating income	152	153	(0.7)
Equity earnings and gains from unconsolidated ventures, net	12	15	(20.0)
Interest expense, net of interest income of $1 and $1	(23)	(31)	25.8
Gain (loss) on asset dispositions and impairments, net	2	14	(85.7)
Income from continuing operations before taxes and noncontrolling interests	143	151	(5.3)
Income tax expense	(53)	(52)	(1.9)
Income from continuing operations	90	99	(9.1)
Discontinued Operations:
Loss on dispositions, net of tax	—	—	—
Net income attributable to Starwood	$90	$99	(9.1)
Earnings (Losses) Per Share – Basic
Continuing operations	$0.54	$0.59	(8.5)
Discontinued operations	—	—	—
Net income	$0.54	$0.59	(8.5)
Earnings (Losses) Per Share – Diluted
Continuing operations	$0.53	$0.58	(8.6)
Discontinued operations	—	—	—
Net income	$0.53	$0.58	(8.6)
Weighted average number of shares	167	170
Weighted average number of shares assuming dilution	168	171

(a)

The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,180	$1,048
Restricted cash	68	54
Accounts receivable, net of allowance for doubtful accounts of $83 and $78	671	690
Inventories	355	319
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $2 and $2	31	32
Prepaid expenses and other	175	152
Total current assets	2,480	2,295
Investments	197	183
Plant, property and equipment, net	2,068	2,144
Goodwill and intangible assets, net	1,948	1,908
Deferred income taxes	757	747
Other assets (a)	867	839
Securitized vacation ownership notes receivable, net	127	141
Total assets	$8,444	$8,257
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$34	$33
Accounts payable	115	98
Current maturities of long-term securitized vacation ownership debt	45	48
Accrued expenses	1,399	1,354
Accrued salaries, wages and benefits	325	400
Accrued taxes and other	312	303
Total current liabilities	2,230	2,236
Long-term debt (b)	2,318	2,144
Long-term securitized vacation ownership debt	111	123
Deferred income taxes	31	34
Other liabilities	2,407	2,421
Total liabilities	7,097	6,958
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 169,537,501 and 168,754,605 shares outstanding at March 31, 2016 and December 31, 2015, respectively	2	2
Additional paid-in capital	115	115
Accumulated other comprehensive loss	(645)	(668)
Retained earnings	1,872	1,847
Total Starwood stockholders’ equity	1,344	1,296
Noncontrolling interests	3	3
Total equity	1,347	1,299
Total liabilities and equity	$8,444	$8,257
(a)	Includes restricted cash of $4 million March 31, 2016 and December 31, 2015.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $185 million and $186 million at March 31, 2016 and December 31, 2015, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

	Three Months Ended
	March 31,
	2016	2015	% Variance
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$90	$99	(9.1)
Interest expense (a)	26	35	(25.7)
Income tax expense	53	52	1.9
Depreciation (b)	67	68	(1.5)
Amortization (c)	8	7	14.3
EBITDA	244	261	(6.5)
(Gain) loss on asset dispositions and impairments, net	(2)	(14)	85.7
Restructuring and other special charges (credits), net	39	31	25.8
Gain on sale of a unconsolidated joint venture hotel (d)	—	(4)	100.0
Adjusted EBITDA	$281	$274	2.6

(a)	Includes $2 million and $3 million of Starwood’s share of interest expense from unconsolidated joint ventures for the three months ended March 31, 2016 and 2015, respectively.
(b)	Includes $5 million and $6 million of Starwood’s share of depreciation expense from unconsolidated joint ventures for the three months ended March 31, 2016 and 2015, respectively.
(c)	Includes $0 million of Starwood’s share of amortization expense from unconsolidated joint ventures for the three months ended March 31, 2016 and 2015.
(d)	The gain on sale is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended
	March 31, 2016
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$4	1.9
Impact of changes in foreign exchange rates	8	3.0
Revenue increase/(decrease) in constant dollars	$12	4.9
Expense
Expense increase/(decrease) (GAAP)	$(4)	(2.0)
Impact of changes in foreign exchange rates	6	3.0
Expense increase/(decrease) in constant dollars	$2	1.0

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended
	March 31, 2016
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$3	1.7
Impact of changes in foreign exchange rates	4	2.9
Revenue increase/(decrease) in constant dollars	$7	4.6
Expense
Expense increase/(decrease) (GAAP)	$(1)	(0.5)
Impact of changes in foreign exchange rates	4	2.7
Expense increase/(decrease) in constant dollars	$3	2.2

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended
	March 31, 2016
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$1	2.0
Impact of changes in foreign exchange rates	4	3.3
Revenue increase/(decrease) in constant dollars	$5	5.3
Expense
Expense increase/(decrease) (GAAP)	$(3)	(4.4)
Impact of changes in foreign exchange rates	2	3.6
Expense increase/(decrease) in constant dollars	$(1)	(0.8)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

	Low Case
Three Months Ended		Year Ended
June 30, 2016		December 31, 2016
$117	Net income	$469
30	Interest expense	115
58	Income tax expense	249
70	Depreciation and amortization	280
275	EBITDA	1,113
—	Gain on asset dispositions and impairments, net	(2)
—	Restructuring and other special charges, net	39
$275	Adjusted EBITDA	$1,150

Three Months Ended		Year Ended
June 30, 2016		December 31, 2016
$117	Income from continuing operations before special items	$506
$0.69	EPS before special items	$3.00
	Special Items
—	Restructuring and other special charges, net	(39)
—	Gain on asset dispositions and impairments, net	2
—	Total special items – pre-tax	(37)
—	Income tax benefit on special items	16
—	Income tax expense – other non-recurring items	(7)
—	Total special items – after-tax	(28)
$117	Income from continuing operations	$478
$0.69	EPS including special items	$2.83

	High Case
Three Months Ended		Year Ended
June 30, 2016		December 31, 2016
$124	Net income	$479
30	Interest expense	115
61	Income tax expense	254
70	Depreciation and amortization	280
285	EBITDA	1,128
—	Gain on asset dispositions and impairments, net	(2)
—	Restructuring and other special charges, net	39
$285	Adjusted EBITDA	$1,165

Three Months Ended		Year Ended
June 30, 2016		December 31, 2016
$124	Income from continuing operations before special items	$516
$0.74	EPS before special items	$3.06
	Special Items
—	Restructuring and other special charges, net	(39)
—	Gain on asset dispositions and impairments, net	2
—	Total special items – pre-tax	(37)
—	Income tax benefit on special items	16
—	Income tax expense – other non-recurring items	(7)
—	Total special items – after-tax	(28)
$124	Income from continuing operations	$488
$0.74	EPS including special items	$2.89

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

	Three Months Ended
	March 31,
Same-Store Owned Hotels Worldwide	2016	2015	% Variance
Revenue
Same-Store Owned Hotels (a)	$250	$246	1.9
Hotels Sold or Closed in 2016 and 2015	2	59	(96.6)
Hotels Without Comparable Results	9	8	12.5
Other ancillary hotel operations	4	3	33.3
Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$265	$316	(16.1)
Costs and Expenses
Same-Store Owned Hotels (a)	$208	$212	2.0
Hotels Sold or Closed in 2016 and 2015	2	40	95.0
Hotels Without Comparable Results	3	7	57.1
Other ancillary hotel operations	4	3	(33.3)
Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$217	$262	17.2

	Three Months Ended
	March 31,
Same-Store Owned Hotels North America	2016	2015	% Variance
Revenue
Same-Store Owned Hotels (a)	$155	$152	1.7
Hotels Sold or Closed in 2016 and 2015	—	45	(100.0)
Hotels Without Comparable Results	—	—	—
Other ancillary hotel operations	—	—	—
Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$155	$197	(21.3)
Costs and Expenses
Same-Store Owned Hotels (a)	$129	$130	0.5
Hotels Sold or Closed in 2016 and 2015	—	26	100.0
Hotels Without Comparable Results	—	1	100.0
Other ancillary hotel operations	—	—	—
Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$129	$157	17.8

	Three Months Ended
	March 31,
Same-Store Owned Hotels International	2016	2015	% Variance
Revenue
Same-Store Owned Hotels (a)	$95	$94	2.0
Hotels Sold or Closed in 2016 and 2015	2	14	(85.7)
Hotels Without Comparable Results	9	8	12.5
Other ancillary hotel operations	4	3	33.3
Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$110	$119	(7.6)
Costs and Expenses
Same-Store Owned Hotels (a)	$79	$82	4.4
Hotels Sold or Closed in 2016 and 2015	2	14	85.7
Hotels Without Comparable Results	3	6	50.0
Other ancillary hotel operations	4	3	(33.3)
Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$88	$105	16.2

(a)	Same-Store Owned Hotel results exclude five hotels sold or closed and two hotels without comparable results for the three months ended March 31, 2016.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Three Months Ended March 31,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2016	2015	Var. USD	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL HOTELS
REVPAR ($)	113.77	115.28	-1.3%	126.94	125.34	1.3%	100.50	105.14	-4.4%
ADR ($)	169.34	173.50	-2.4%	178.08	175.62	1.4%	159.38	171.01	-6.8%
Occupancy (%)	67.2%	66.4%	0.8	71.3%	71.4%	-0.1	63.1%	61.5%	1.6

SHERATON
REVPAR ($)	94.54	96.76	-2.3%	106.34	105.75	0.6%	83.07	88.01	-5.6%
ADR ($)	145.86	149.53	-2.5%	153.68	151.46	1.5%	137.17	147.33	-6.9%
Occupancy (%)	64.8%	64.7%	0.1	69.2%	69.8%	-0.6	60.6%	59.7%	0.9

WESTIN
REVPAR ($)	136.18	134.03	1.6%	141.59	137.62	2.9%	126.68	127.71	-0.8%
ADR ($)	188.58	188.21	0.2%	191.92	188.00	2.1%	182.34	188.62	-3.3%
Occupancy (%)	72.2%	71.2%	1.0	73.8%	73.2%	0.6	69.5%	67.7%	1.8

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	198.93	203.11	-2.1%	337.43	328.87	2.6%	156.74	164.60	-4.8%
ADR ($)	307.44	316.17	-2.8%	454.33	439.56	3.4%	253.66	269.82	-6.0%
Occupancy (%)	64.7%	64.2%	0.5	74.3%	74.8%	-0.5	61.8%	61.0%	0.8

LE MERIDIEN
REVPAR ($)	112.62	115.89	-2.8%	164.13	155.18	5.8%	101.34	107.31	-5.6%
ADR ($)	171.65	182.48	-5.9%	218.09	214.46	1.7%	159.59	174.28	-8.4%
Occupancy (%)	65.6%	63.5%	2.1	75.3%	72.4%	2.9	63.5%	61.6%	1.9

W
REVPAR ($)	214.60	222.92	-3.7%	217.31	224.03	-3.0%	210.50	221.24	-4.9%
ADR ($)	288.35	302.04	-4.5%	282.85	290.23	-2.5%	297.36	322.09	-7.7%
Occupancy (%)	74.4%	73.8%	0.6	76.8%	77.2%	-0.4	70.8%	68.7%	2.1

FOUR POINTS
REVPAR ($)	68.88	71.65	-3.9%	76.63	77.96	-1.7%	60.62	64.96	-6.7%
ADR ($)	105.81	112.84	-6.2%	113.20	114.64	-1.3%	97.25	110.63	-12.1%
Occupancy (%)	65.1%	63.5%	1.6	67.7%	68.0%	-0.3	62.3%	58.7%	3.6

ALOFT
REVPAR ($)	77.05	76.24	1.1%	96.76	94.73	2.1%	46.82	47.96	-2.4%
ADR ($)	114.36	116.80	-2.1%	136.06	133.63	1.8%	75.96	84.62	-10.2%
Occupancy (%)	67.4%	65.3%	2.1	71.1%	70.9%	0.2	61.6%	56.7%	4.9

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Three Months Ended March 31,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	113.77	115.28	-1.3%	125.45	128.89	-2.7%
ADR ($)	169.34	173.50	-2.4%	187.57	195.67	-4.1%
Occupancy (%)	67.2%	66.4%	0.8	66.9%	65.9%	1.0
AMERICAS
REVPAR ($)	124.88	123.80	0.9%	160.95	161.01	0.0%
ADR ($)	177.19	175.80	0.8%	220.99	220.48	0.2%
Occupancy (%)	70.5%	70.4%	0.1	72.8%	73.0%	-0.2
North America
REVPAR ($)	126.94	125.34	1.3%	165.14	164.61	0.3%
ADR ($)	178.08	175.62	1.4%	222.91	221.70	0.5%
Occupancy (%)	71.3%	71.4%	-0.1	74.1%	74.2%	-0.1
Latin America
REVPAR ($)	106.54	110.05	-3.2%	130.08	134.38	-3.2%
ADR ($)	168.21	177.67	-5.3%	204.45	210.01	-2.6%
Occupancy (%)	63.3%	61.9%	1.4	63.6%	64.0%	-0.4
ASIA PACIFIC
REVPAR ($)	91.91	94.37	-2.6%	91.94	94.97	-3.2%
ADR ($)	142.77	153.96	-7.3%	144.03	157.13	-8.3%
Occupancy (%)	64.4%	61.3%	3.1	63.8%	60.4%	3.4
Greater China
REVPAR ($)	79.10	81.82	-3.3%	78.32	80.89	-3.2%
ADR ($)	133.42	146.67	-9.0%	132.16	145.36	-9.1%
Occupancy (%)	59.3%	55.8%	3.5	59.3%	55.7%	3.6
Rest of Asia Pacific
REVPAR ($)	112.47	114.50	-1.8%	124.79	128.86	-3.2%
ADR ($)	155.04	163.26	-5.0%	166.69	179.03	-6.9%
Occupancy (%)	72.5%	70.1%	2.4	74.9%	72.0%	2.9
EAME
REVPAR ($)	112.59	121.19	-7.1%	122.29	132.17	-7.5%
ADR ($)	185.24	196.62	-5.8%	197.43	209.96	-6.0%
Occupancy (%)	60.8%	61.6%	-0.8	61.9%	62.9%	-1.0
Europe
REVPAR ($)	99.52	105.07	-5.3%	111.16	117.67	-5.5%
ADR ($)	168.87	174.78	-3.4%	183.81	190.12	-3.3%
Occupancy (%)	58.9%	60.1%	-1.2	60.5%	61.9%	-1.4
Africa & Middle East
REVPAR ($)	133.93	147.39	-9.1%	135.20	148.94	-9.2%
ADR ($)	209.90	229.94	-8.7%	212.44	232.10	-8.5%
Occupancy (%)	63.8%	64.1%	-0.3	63.6%	64.2%	-0.6
(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Three Months Ended March 31,

UNAUDITED

	Worldwide				North America			International
	2016		2015	Var. USD	2016	2015	Var. USD	2016	2015	Var. USD
TOTAL HOTELS	29 Hotels				11 Hotels			18 Hotels
REVPAR ($)	160.09		156.43	2.3%	175.09	170.66	2.6%	140.77	138.10	1.9%
ADR ($)	219.89		218.20	0.8%	231.18	230.43	0.3%	203.93	201.22	1.3%
Occupancy (%)	72.8%		71.7%	1.1	75.7%	74.1%	1.6	69.0%	68.6%	0.4

Total Revenue*	250,089	0	245,534	1.9%	154,642	151,994	1.7%	95,447	93,540	2.0%
Total Expenses*	208,129		212,409	2.0%	129,304	129,957	0.5%	78,825	82,451	4.4%

*Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended March 31,

UNAUDITED ($ millions)

	Worldwide
	2016	2015	Variance	% Variance
Management Fees
Base Fees	85	85	-	-
Incentive Fees	49	48	1	2.1%
Total Management Fees	134	133	1	0.8%

Franchise Fees	65	58	7	12.1%

Total Management and Franchise Fees (Core Fees)	199	191	8	4.2%

Other Management and Franchise Revenues (1)	54	45	9	20.0%

Total Management and Franchise Revenues	253	236	17	7.2%

Other	3	4	(1)	(25.0)%

Management Fees, Franchise Fees and Other Income	256	240	16	6.7%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $21 million in 2016 and $22 million in 2015 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Three Months Ended March 31,

UNAUDITED ($ millions)

	2016	2015	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	105	83	22	26.5%
Other Sales and Services Revenues (2)	102	100	2	2.0%
Deferred Revenues — Percentage of Completion	(18)	1	(19)	n/m
Deferred Revenues — Other (3)	(5)	2	(7)	n/m
Vacation Ownership Sales and Services Revenues	184	186	(2)	(1.1)%
Residential Sales and Services Revenues	1	1	—	-
Total Vacation Ownership and Residential Sales and Services Revenues	185	187	(2)	(1.1)%

Originated Sales Expenses (4) — Vacation Ownership Sales	79	64	(15)	(23.4)%
Other Expenses (5)	70	69	(1)	(1.4)%
Deferred Expenses — Percentage of Completion	(9)	1	10	n/m
Deferred Expenses — Other	2	3	1	33.3%
Vacation Ownership Expenses	142	137	(5)	(3.6)%
Residential Expenses	—	—	—	—
Total Vacation Ownership and Residential Expenses	142	137	(5)	(3.6)%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note:

Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results and Other Selected Items

As of March 31, 2016

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2016 and 2015:

Hotel	Location
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico
The Westin Resort & Spa, Los Cabos	Los Cabos, Mexico

Owned Hotels sold or closed in 2016 and 2015:

Hotel	Location
Element Denver Park Meadows	Denver, CO
Hotel Imperial, a Luxury Collection Hotel, Vienna	Vienna, Austria
The Gritti Palace, a Luxury Collection Hotel, Venice	Venice, Italy
The Phoenician, a Luxury Collection Resort, Scottsdale	Scottsdale, AZ
The Westin Excelsior Rome	Rome, Italy

Revenues and expenses associated with hotels sold or closed in 2016 and 2015: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2015:
2015
Revenues	$55	$45	$8	$—	$108
Expenses (excluding depreciation)	$36	$28	$6	$—	$70

Hotels Sold in 2016:
2016
Revenues	$2	$—	$—	$—	$2
Expenses (excluding depreciation)	$2	$—	$—	$—	$2

2015
Revenues	$4	$4	$4	$5	$17
Expenses (excluding depreciation)	$4	$4	$3	$4	$15

(1)

Results consist of four hotels sold or closed in 2015 and one hotel sold in 2016. These amounts are included in the revenues and expenses from owned, leased, and consolidated joint venture hotels in the statements of income for 2016 and 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three Months Ended March 31,

UNAUDITED ($ millions)

2016
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	15
Corporate/IT	9
Subtotal	24

Net Capital Expenditures for Vacation Ownership Inventory (2)	36

Development Capital	59

Total Capital Expenditures	119

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $55 million in the three months ended March 31, 2016, less cost of sales of $19 million in the three months ended March 31, 2016.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Divisional Hotel Inventory Summary by Ownership by Brand

As of March 31, 2016

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	9	5,787	5	3,323	4	2,464	1	297	—	—	1	297	2	358	2	358	—	—	12	6,442
Westin	5	2,734	2	1,832	3	902	1	246	—	—	1	246	1	171	1	171	—	—	7	3,151
Four Points	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	1	180	—	—	1	180	—	—	—	—	—	—	3	357	3	357	—	—	4	537
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	1	99	1	99	—	—	4	757
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tribute Portfolio	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135
Total Owned	19	9,843	11	6,297	8	3,546	3	703	—	—	3	703	9	1,650	9	1,650	—	—	31	12,196

Managed & UJV
Sheraton	46	26,645	28	22,716	18	3,929	102	38,681	70	30,015	32	8,666	68	20,092	40	11,543	28	8,549	216	85,418
Westin	53	26,974	50	26,088	3	886	39	12,863	21	7,250	18	5,613	17	5,284	10	3,416	7	1,868	109	45,121
Four Points	5	672	1	134	4	538	36	9,778	23	6,752	13	3,026	13	2,574	4	509	9	2,065	54	13,024
W	27	8,052	23	7,295	4	757	10	2,741	4	1,464	6	1,277	6	1,109	5	667	1	442	43	11,902
Luxury Collection	11	2,514	5	2,294	6	220	13	2,636	7	1,464	6	1,172	26	4,649	20	2,911	6	1,738	50	9,799
St. Regis	12	2,321	9	1,873	3	448	11	3,095	7	2,059	4	1,036	9	2,015	4	614	5	1,401	32	7,431
Le Meridien	5	879	4	719	1	160	33	8,629	9	3,130	24	5,499	38	11,866	12	4,178	26	7,688	76	21,374
Aloft	2	450	1	330	1	120	14	3,416	11	2,446	3	970	6	1,292	5	884	1	408	22	5,158
Element	1	180	1	180	—	—	1	188	1	188	—	—	—	—	—	—	—	—	2	368
Tribute Portfolio	—	—	—	—	—	—	2	372	—	—	2	372	—	—	—	—	—	—	2	372
Other	—	—	—	—	—	—	—	—	—	—	—	—	1	87	—	—	1	87	1	87
Total Managed & UJV	162	68,687	122	61,629	40	7,058	261	82,399	153	54,768	108	27,631	184	48,968	100	24,722	84	24,246	607	200,054

Franchised
Sheraton	178	51,895	162	48,004	16	3,891	12	5,830	3	1,836	9	3,994	26	6,440	23	5,862	3	578	216	64,165
Westin	79	25,638	72	23,348	7	2,290	8	2,531	1	288	7	2,243	8	2,439	8	2,439	—	—	95	30,608
Four Points	140	21,249	125	19,152	15	2,097	11	1,806	2	457	9	1,349	10	1,629	10	1,629	—	—	161	24,684
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	14	2,495	10	2,009	4	486	12	3,211	—	—	12	3,211	17	2,651	17	2,651	—	—	43	8,357
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	17	3,864	16	3,753	1	111	5	1,209	1	160	4	1,049	4	869	4	869	—	—	26	5,942
Aloft	80	12,021	75	11,108	5	913	6	1,001	—	—	6	1,001	1	116	1	116	—	—	87	13,138
Element	18	2,706	18	2,706	—	—	—	—	—	—	—	—	2	293	2	293	—	—	20	2,999
Tribute Portfolio	3	2,412	3	2,412	—	—	—	—	—	—	—	—	1	91	1	91	—	—	4	2,503
Other	3	650	3	650	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	650
Total Franchised	532	122,930	484	113,142	48	9,788	54	15,588	7	2,741	47	12,847	69	14,528	66	13,950	3	578	655	153,046

Systemwide
Sheraton	233	84,327	195	74,043	38	10,284	115	44,808	73	31,851	42	12,957	96	26,890	65	17,763	31	9,127	444	156,025
Westin	137	55,346	124	51,268	13	4,078	48	15,640	22	7,538	26	8,102	26	7,894	19	6,026	7	1,868	211	78,880
Four Points	145	21,921	126	19,286	19	2,635	47	11,584	25	7,209	22	4,375	23	4,203	14	2,138	9	2,065	215	37,708
W	28	8,561	24	7,804	4	757	10	2,741	4	1,464	6	1,277	8	1,774	7	1,332	1	442	46	13,076
Luxury Collection	26	5,189	15	4,303	11	886	25	5,847	7	1,464	18	4,383	46	7,657	40	5,919	6	1,738	97	18,693
St. Regis	14	2,819	11	2,371	3	448	12	3,255	7	2,059	5	1,196	10	2,114	5	713	5	1,401	36	8,188
Le Meridien	22	4,743	20	4,472	2	271	38	9,838	10	3,290	28	6,548	42	12,735	16	5,047	26	7,688	102	27,316
Aloft	82	12,471	76	11,438	6	1,033	20	4,417	11	2,446	9	1,971	7	1,408	6	1,000	1	408	109	18,296
Element	19	2,886	19	2,886	—	—	1	188	1	188	—	—	2	293	2	293	—	—	22	3,367
Tribute Portfolio	3	2,412	3	2,412	—	—	2	372	—	—	2	372	1	91	1	91	—	—	6	2,875
Other	4	785	4	785	—	—	—	—	—	—	—	—	1	87	—	—	1	87	5	872
Vacation Ownership	15	7,638	14	7,058	1	580	—	—	—	—	—	—	—	—	—	—	—	—	15	7,638
Total Systemwide	728	209,098	631	188,126	97	20,972	318	98,690	160	57,509	158	41,181	262	65,146	175	40,322	87	24,824	1,308	372,934

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of March 31, 2016

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	7	3,111	—	901	4,012
Westin	10	9	10	1,698	438	21	2,157
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	—	99
Total SVO, Inc.	22	21	18	4,970	438	922	6,330
Unconsolidated Joint Ventures (UJV's)	1	1	1	198	—	—	198
Total including UJV's	23	22	19	5,168	438	922	6,528
Total Intervals Including UJV's (7)				268,736	22,776	47,944	339,456

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces.
(6)

Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future).  Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.